NOTICE OF DEFAULT

January 13, 2017

By Overnight Mail and Email

Boxlight Inc.
Mimio LLC
1045 Progress Circle
Lawrenceville, GA 30043

Re: Line of Credit Loan from Crestmark Bank ("Crestmark") to Boxlight Inc., a Washington corporation and Mimio LLC, a Delaware limited liability company (individually or collectively referred to herein as "Borrower") and Henry F. Nance and James Mark Elliott (individually or collectively referred to herein as "Guarantor")

Dear Sirs:

You are hereby notified, as President or CEO of Borrower and as Guarantor under the above referenced loan, that certain **Defaults**, as defined in the Loan and Security Agreement dated September 21, 2016, as amended from time to time, by and between Crestmark, Borrower and Guarantor (the "Loan Agreement"), exist under the Loan Agreement and Collateral Documents (as defined in the Loan Agreement). The Defaults include, but may not be limited to, Borrower has failed to (i) maintain the Financial Covenant set forth in Section 11.E.1 of the Schedule to the Loan and Security Agreement, and (ii) comply with the Negative Covenant set forth in Section 12.F. of the Loan and Security Agreement, both in direct violation of the Loan Agreement.

As a result of the existence of these Defaults, Crestmark hereby reserves the right to pursue all remedies under the Loan Agreement available to Crestmark.

This letter shall further advise you that no delay or failure of Crestmark to exercise any right or remedy under the terms and conditions of the Loan Agreement or Collateral Documents, including the right to demand immediate repayment of the Indebtedness, shall affect any such right or remedy. Furthermore, any single or partial exercise of any right or remedy shall not preclude the exercise of that or any other right or remedy.

You will not receive any further Notice of Default under the Loan Agreement or Collateral Documents and this letter shall serve as any such notice, if any is required, under said documents.

The giving of this Notice of Default shall not be deemed to waive any other Default that has heretofore or does now exist under the Loan Agreement or Collateral Documents.

Should you have any questions, please contact the undersigned at (248)267-1636.

Very truly yours,

CRESTMARK BANK,
a Michigan banking corporation

By: ______________________
Brian McCourt
Its: Vice President

cc: Henry F. Nance
James Mark Elliott